UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): August 10, 2009

JIANGBO PHARMACEUTICALS, INC.
(Exact name of registrant as specified in charter)

Florida
(State or other jurisdiction of incorporation)

333-86347	65-1130026
(Commission File Number)	(IRS Employer Identification No.)

Middle Section, Longmao Street, Area A, Laiyang Waixiangxing Industrial Park
Laiyang City, Yantai, Shandong Province, People’s Republic of China 265200

(Address of principal executive offices and zip code)

(0086)535-7282997

 (Registrant's telephone number including area code)

GENESIS PHARMACEUTICALS ENTERPRISES, INC.

 (Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On August 10, 2009, Jiangbo Pharmaceuticals, Inc. (the “Company”) and Pope Investments LLC (“Pope”) entered into a Letter Agreement (the “Letter Agreement”), whereby Pope agreed (i) to waive certain provisions set forth in the Securities Purchase Agreement, by and between the Company and Pope Asset Management LLC, dated as of November 6, 2007 (the “2007 Securities Purchase Agreement”) with respect to the 6% Convertible Subordinated Debenture of the Company dated November 6, 2007 issued to Pope (the “2007 Notes”), and (ii) to waive certain provisions set forth in the Securities Purchase Agreement, by and between the Company and the investors who are parties thereto (collectively, the “Investors”), dated as of May 30, 2008 (the “2008 Securities Purchase Agreement”) with respect to the 6% Convertible Notes May 30, 2008, issued to the Investors (collectively, the “2008 Notes”). Pope is the holder of $5,000,000 principal amount of the 2007 Notes (the “2007 Pope Notes”) and the holder of $17,000,000 aggregate principal amount of 2008 Notes (the “2008 Pope Notes”, and collectively with the 2007 Pope Notes, the “Pope Notes”).

Pursuant to the Letter Agreement, Pope (i) agreed to waive until August 17, 2009 the Events of Default (as defined in the 2007 Notes and 2008 Notes) that have occurred as a result of the Company’s failure to timely make interest payments on the 2007 Notes and 2008 Notes that were due and payable on May 30, 2009, and agreed not to provide written notice to the Company with respect to the occurrence of either of such Events of Default provided that the Company has made such interest payment to the holders of the 2007 Notes and the holders of the 2008 Notes on or prior to August 17, 2009, (ii) agreed that in lieu of payment of the $660,000 in cash interest with respect to the Pope Notes that was due and payable to Pope on May 30, 2009, that the Company shall issue to Pope on or prior to August 17, 2009, 82,500 shares (the “Shares”) of its Common Stock (such payment shall be referred to herein as the “Special Interest Payment”), and (iii) waived each and every applicable provision of the 2007 Securities Purchase Agreement, the 2008 Securities Purchase Agreement (including, without limitation Section 4.17 (Right of First Refusal) and 4.21(c) (Additional Negative Covenants of the Company)), the 2007 Notes and the 2008 Notes, each to the extent necessary in order to permit the Company to make the Special Interest Payment.

The Company became delinquent on the payment of interests under the 2007 Notes and 2008 Notes due to delays in its ability to transfer cash out of the People’s Republic of China.

A copy of the Letter Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information pertaining to the Company’s Shares in Item 1.01 is incorporated herein by reference in its entirety. The Shares of the Company’s common stock issuable to Pope will not be registered under the Securities Act of 1933, as amended and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitution an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Letter Agreement among the Company and Pope dated August 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JIANGBO PHARMACEUTICALS, INC.

Date	By:	/s/ Wubo Cao
	Name:	Wubo Cao
	Title:	Chief Executive Officer

Dated: August 14, 2009